UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report

October 19, 2007

(Date of earliest event reported)

SPACEHAB, Incorporated

(Exact name of registrant as specified in its charter)

Washington	0-27206	91-1273737
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

12130 State Highway 3, Building 1

Webster, Texas  77598

(Address of principal executive offices, including zip code)

(713) 558-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 — Securities and Trading Markets

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard.

On October 19, 2007, the Company received a letter from The NASDAQ Stock Market notifying the Company that as a result of the resignation of Myron J. Goins as a director of the Company effective October 16, 2007 the Company was no longer in compliance with Nasdaq’s independent director requirement in accordance with Marketplace Rule 4350(c)(1) which requires a majority of the board of directors consist of independent directors and 4350(d)(4) requiring the participation of three independent directors on the audit committee.

Consistent with the marketplace rules, NASDAQ will provide the Company a cure period in order to regain compliance as follows:

•                  until the earlier of the Company’s next annual shareholders’ meeting or October 16, 2008: or

•                  if the next annual shareholders’ meeting is held before April 14, 2008, then the Company must evidence compliance no later than April 14, 2008.

  If the Company fails to regain compliance within this cure period, its common stock is subject to delisting upon notification of such a determination by Nasdaq staff, which determination may be appealed.

In compliance with Marketplace Rule 4803(a), the Company, on October 22, 2007, issued a press release announcing this event.  A copy of the Company’s press release is attached as Exhibit 99.1 and incorporated herein by this reference.

Section 9 — Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits

(c)  Exhibits.  The following exhibits are filed herewith:

Exhibit Number	Title of Document

99.1	Press Release dated October 22, 2007 announcing this event.

SIGNATURES

                        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPACEHAB, Incorporated

October 22, 2007	By:	/s/ Brian K. Harrington
Brian K. Harrington
Sr. Vice President and Chief Financial Officer